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As filed with the U.S. Securities and Exchange Commission on June 1, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARGENX SE
(Exact name of Registrant as specified in its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Willemstraat 5 4811 AH, Breda, the Netherlands Tel. No.: +32 9 310 34 00 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
Tel. No. +1 (212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Michael H. Bison
Edwin M. O'Connor
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

             Emerging growth company ☒

             If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Ordinary Shares, nominal value of €0.10 per share(4)(5)	—	—	—	—

Warrants(6)	—	—	—	—

Units(7)	—	—	—	—

Debt Securities	—	—	—	—

Total(8)	—	—	—	—

(1)
An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices.

(2)
Not applicable pursuant to General Instruction II.F of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)
In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of ordinary shares as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any ordinary shares so issued upon conversion or exercise.

(5)
The ordinary shares registered hereby may be represented by the Registrant's American Depositary Shares, or ordinary ADSs, each of which represents a specified number of ordinary shares. Ordinary ADSs issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6.

(6)
Warrants may be exercised to purchase any of the other securities registered hereby. Includes Warrants that may be purchased by underwriters to cover over-allotments, if any.

(7)
These offered securities may be sold separately or together as units.

(8)
The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Ordinary Shares

Ordinary Shares Represented by American Depositary Shares

Warrants

Units

Debt Securities

        By this prospectus, we and/or our selling securityholders may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares represented by American Depositary Shares, or ADSs; warrants; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities, and the debt securities may be convertible into or exchangeable for ordinary shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

        Our ordinary shares represented by ADSs are traded on the NASDAQ Global Select Market under the symbol "ARGX." Our ordinary shares are traded on Euronext Brussels under the symbol "ARGX."

        We and/or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we and/or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling securityholders.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 1, 2018

        We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.

        Under this shelf registration, we and/or our selling securityholders may offer our ordinary shares, ordinary shares represented by ADSs, various series of warrants to purchase ordinary shares or debt securities, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation by Reference" before you invest in our securities.

        Neither we nor any selling securityholders have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we and/or our selling securityholders may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "argenx," "ARGX," "we," "us," "our," "the company," "our company" or similar references refer to argenx SE and its consolidated subsidiaries; and the term "securities" refers collectively to our ordinary shares, ordinary shares represented by ADSs, warrants to purchase ordinary shares or debt securities, units, debt securities, or any combination of the foregoing securities.

        Unless otherwise indicated, all references to "U.S. dollars," "USD," "dollars," "US$" and "$" in this prospectus mean U.S. dollars and references in this prospectus to "Euro," "EUR," and "€" mean euros. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are presented in euros. We have a fiscal year end of December 31.

 ABOUT THE COMPANY

        We are a clinical-stage biotechnology company developing a deep pipeline of differentiated antibody-based therapies for the treatment of severe autoimmune diseases and cancer. Utilizing our suite of technologies, we are focused on developing product candidates with the potential to be either first-in-class against novel targets or best-in-class against known, but complex, targets in order to treat diseases with a significant unmet medical need. Our SIMPLE Antibody Platform, based on the powerful llama immune system, allows us to exploit novel and complex targets, and our three antibody Fc engineering technologies are designed to enable us to expand the therapeutic index of our product candidates. Together with our antibody discovery and development expertise, this suite of technologies has enabled our pipeline of seven product candidates. Two of our product candidates are in clinical proof-of-concept trials for three indications, one of which has achieved clinical proof-of-concept and is being prepared for Phase 3 clinical development.

Corporate Profile

        Our legal and commercial name is argenx SE. We were incorporated under the laws of the Netherlands on April 25, 2008 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid). On May 28, 2014, we converted to a Dutch public company with limited liability (naamloze vennootschap). On April 26, 2017, we converted to a Dutch European public company with limited liability (Societas Europaea or SE). Our official seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands. We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our telephone number is +32 9 310 34 00. Our website address is http://www.argenx.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. The registered agent for service of process in the United States is C T Corporation System, with an address at 111 8th Avenue, New York, NY 10011.

        Our ordinary shares represented by ADSs have been listed on the NASDAQ Global Select Market under the symbol "ARGX" since May 18, 2017. Our ordinary shares have been trading on Euronext Brussels under the symbol "ARGX" since July 2014.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) the Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on March 26, 2018 (File No. 001-38097), which is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including any supplement to this prospectus and the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, the words "anticipate," "believe," "can," "could," "estimate," "expect," "intend," "is designed to," "may," "might," "will," "plan," "potential," "predict," "objective," "should," or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

  •
  the initiation, timing, progress and results of clinical trials of our product candidates, including statements regarding when results of the trials will be made public;

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  the potential attributes and benefits of our product candidates and their competitive position with respect to other alternative treatments;

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  our ability to advance product candidates into, and successfully complete, clinical trials;

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  our plans related to the commercialization of our product candidates, if approved;

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  the anticipated pricing and reimbursement of our product candidates, if approved;

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  the timing or likelihood of regulatory filings and approvals for any product candidates;

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  our ability to establish sales, marketing and distribution capabilities for any of our product candidates that achieve regulatory approval;

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  our ability to establish and maintain manufacturing arrangements for our product candidates;

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  the scope and duration of protection we are able to establish and maintain for intellectual property rights covering our product candidates, platform and technology;

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  our plans regarding, and consequences of, our restructuring and redomiciliation;

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  our estimates regarding expenses, future revenues, capital requirements and our needs for additional financing;

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  the rate and degree of market acceptance of our product candidates, if approved;

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  our plans to enter into collaborations for some of our product candidates; and

  •
  the impact of government laws and regulations on our business.

        You should refer to the section titled "Risk Factors" for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

        You should read this prospectus, including any supplements to this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

        Information regarding market and industry statistics contained in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, is included based on information available to us that we believe is accurate. Forecasts and other forward looking information obtained from this available information is subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Year Ended December 31,
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges(1)	—	—	—	—	—

(1)
As our continuing operations reported losses before income taxes for the periods presented, the ratio would indicate less than a one-to-one coverage. Therefore, the Euro amount of the deficiency is disclosed for these periods. Earnings were inadequate to cover fixed charges by €6,131 thousand, €10,314 thousand, €15,312 thousand, €21,374 thousand and €27,479 thousand for the years ended December 31, 2013, 2014, 2015, 2016, and 2017, respectively.

 CAPITALIZATION

        We intend to include information about our capitalization and indebtedness in prospectus supplements.

PLAN OF DISTRIBUTION

        We and/or our selling securityholders may sell our securities from time to time in one or more transactions. We and/or our selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we and/or our selling securityholders designate may solicit offers to purchase our securities.

  •
  We and/or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

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  Unless we and/or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We and/or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.

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  If we and/or our selling securityholders use an underwriter or underwriters, we and/or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling securityholders reach an agreement for the sale of our securities.

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  We and/or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

        We and/or our selling securityholders may use a dealer to sell our securities.

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  If we and/or our selling securityholders use a dealer, we and/or our selling securityholders will sell our securities to the dealer, as principal.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We and/or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We and/or our selling securityholders may solicit directly offers to purchase our securities, and we and/or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We and/or our selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We and/or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

        Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We and/or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we and/or our selling securityholders use delayed delivery contracts, we and/or our selling securityholders will disclose that we and/or our selling securityholders are using them in the prospectus supplement and will tell you when we and/or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We and/or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we and/or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

        We and/or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

        The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

        The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

        We and/or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

 DESCRIPTION OF SHARE CAPITAL

        The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and Dutch law. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in the documents incorporated herein by reference, including our most recent Annual Report on 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled "Where You Can Find More Information."

        The following description includes comparisons of certain provisions of our articles of association and Dutch law applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

General

        We were incorporated on April 25, 2008, as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. On May 28, 2014, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of conversion and amendment. On April 26, 2017, we converted into a Dutch European public company with limited liability (Societas Europaea or SE) pursuant to a notarial deed of conversion and amendment, which notarial deed was executed on the same date.

        We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our corporate seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands.

        Our ordinary shares are listed on Euronext Brussels under ISIN Code NL0010832176 under the symbol "ARGX." The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol "ARGX."

        Under Dutch law, a company's authorized share capital sets out the maximum amount and number of shares that it may issue without amending its articles of association.

        Our Articles of Association provide for an authorized share capital in the amount of €4.5 million divided into 45 million shares, each with a nominal value of €0.10. All issued and outstanding shares have been fully paid up and the shares are held in dematerialized form. Our share capital consists of ordinary shares, each with a nominal value of €0.10. Our shares are not separated into classes. As of December 31, 2017, our issued and paid-up share capital amounted to €3,218,064.10 represented by 32,180,641 ordinary shares with a nominal value of €0.10, each representing an identical fraction of our share capital. All of our ordinary shares are in dematerialized form. As of December 31, 2017, neither we nor any of our subsidiaries held any of our own shares.

        In addition to the shares already outstanding, we have granted options, which upon exercise will lead to an increase in the number of our outstanding shares. A total of 2,862,216 options (where each option entitles the holder to subscribe for one new ordinary share) were outstanding and granted as of December 31, 2017. Apart from the options and employee stock option plan, we do not currently have other stock options, options to purchase securities, convertible securities or other rights to subscribe for or purchase securities outstanding. For further information, see the section titled "Item 6.B.—Compensation" in our Annual Report on Form 20-F incorporated by reference herein, as updated by this prospectus supplement, accompanying prospectus and other documents incorporated by reference herein.

History of Share Capital

        Prior to our initial public offering on Euronext Brussels in July 2014, all shares have been converted into ordinary shares.

Number of shares outstanding on January 1, 2015	15,705,112
Exercise of options on September 1, 2015	97,655
Number of shares outstanding on December 31, 2015	15,802,767
Subscription funds advised by subsidiaries of Federated Investors, Inc. on January 20, 2016	1,480,420
Exercise of options on February 15, 2016	2,200
Exercise of options on March 16, 2016	10,000
Exercise of options on April 21, 2016	10,000
Exercise of options on May 27, 2016	33,092
Subscription by certain institutional investors on June 1, 2016	2,703,000
Exercise of options on September 26, 2016	70,000
Exercise of options on October 17, 2016	15,000
Number of shares outstanding on December 31, 2016	20,126,479
Initial U.S. public offering (Nasdaq) on May 17, 2017	5,865,000
Over-allotment option exercised by underwriters on May 19, 2017	879,750
Exercise of options on August 24, 2017	5,000
Exercise of options on September 1, 2017	15,000
Exercise of options on October 2, 2017	1,400
Exercise of options on November 7, 2017	950
Exercise of options on November 14, 2017	4,260
Exercise of options on November 15, 2017	40,750
Exercise of options on November 21, 2017	53,092
Exercise of options on November 23, 2017	7,730
Exercise of options on December 4, 2017	65,380
Follow-on U.S. public offering (Nasdaq) on December 13, 2017	4,440,000
Over-allotment option exercised by underwriters on December 14, 2017	666,000
Exercise of options on December 18, 2017	9,850
Number of shares outstanding on December 31, 2017	32,180,641

New Shares Created During 2015

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 97,655 new shares were created in September 2015.

New Shares Created During 2016

        In January 2016, funds advised by subsidiaries of Federated Investors, Inc. (U.S.) subscribed to 1,480,420 new shares. In June 2016, certain institutional investors subscribed to 2,703,000 new shares.

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 2,200 new shares were created in February 2016, 10,000 in March 2016, 10,000 in April 2016, 33,092 in May 2016, 70,000 in September 2016 and 15,000 in October 2016.

New Shares Created During 2017

        Through December 31, 2017, a total of 6,744,750 ordinary shares (including the over-allotted shares pursuant to which the underwriters' over-allotment option was exercised) were offered in our initial U.S. public offering and a total of 5,106,000 ordinary shares (including the over-allotted shares pursuant to which the underwriters' over-allotment option was exercised) were offered in our follow-on U.S. public offering.

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 5,000 new shares were created in August 2017, 15,000 in September 2017, 1,400 in October 2017, 106,782 in November 2017 and 75,230 in December 2017.

New Shares Created During 2018

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 111,727 new shares were created in January 2018, 113,075 in March 2018 and 34,039 in April 2018.

Issue of Shares

        The Articles of Association provide that shares may be issued or rights to subscribe for our shares may be granted pursuant to a resolution of the shareholders at the General Meeting, or alternatively, by our board of directors if so designated by the shareholders at the General Meeting. A resolution of the shareholders at the General Meeting to issue shares, to grant rights to subscribe for shares or to designate our board of directors as the corporate body of the company authorized to do so can only take place at the proposal of our board of directors with the consent of the majority of the non-executive directors. Shares may be issued or rights to subscribe for shares may be granted by resolution of our board of directors, if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. The scope and duration of our board of directors' authority to issue shares or grant rights to subscribe for shares (such as granting stock options or issuing convertible bonds) is determined by a resolution of the shareholders at the General Meeting and relates, at the most, to all unissued shares in the company's authorized capital at the relevant time. The duration of this authority may not exceed a period of five years. Designation of our board of directors as the body authorized to issue shares or grant rights to subscribe for shares may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. The number of shares that may be issued is determined at the time of designation.

        No shareholders' resolution or board of directors resolution is required to issue shares pursuant to the exercise of a previously granted right to subscribe for shares. A resolution of our board of directors to issue shares and to grant rights to subscribe for shares can only be taken with the consent of the majority of the non-executive directors.

        On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months.

        On May 8, 2018, the shareholders at the General Meeting renewed the authorization to our board of directors to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 20% of our total issued and outstanding share capital as at the day of that meeting. The primary purpose of this authorization is to allow the board of directors the general flexibility to issue additional shares as and when the need may arise or an opportunity would present itself, including to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares for the purpose of the admission to listing and trading of new ordinary shares on NASDAQ. While there is no current intention to benefit any specific person with this second authorization to restrict the preemption rights of the existing shareholders, when using this authorization the board will be able to restrict the preemption rights in whole or in part, including for the benefit of specific persons.

        The annual general meeting of the Company of May 8, 2018 has authorized the board of directors to issue up to a maximum of 20% of the then outstanding share capital for a period of 18 months, or up to a capital increase of €648,789.60 represented by 6,487,896 shares. As of the date hereof, none of the authorized capital was used, so that the full amount still remained available under the authorized capital.

Preemptive Rights

        Dutch law and the Articles of Association give shareholders preemptive rights to subscribe on a pro rata basis for any issue of new shares or, upon a grant of rights, to subscribe for shares. Holders of shares have no preemptive rights upon (1) the issue of shares against a payment in kind (being a contribution other than in cash); (2) the issue of shares to our employees or the employees of a member of our group; and (3) the issue of shares to persons exercising a previously granted right to subscribe for shares.

        A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Pursuant to the Articles of Association, the shareholders at the General Meeting may restrict or exclude the preemptive rights of shareholders. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directors as our body authorized to do so, may only be adopted on the proposal of our board of directors with the consent of the majority of the non-executive directors. A resolution of the shareholders at the General Meeting to exclude or restrict preemptive rights, or to authorize our board of directors to exclude or restrict preemptive rights, requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.

        With respect to an issuance of shares pursuant to a resolution of our board of directors, the preemptive rights of shareholders may be restricted or excluded by resolution of our board of directors if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. A resolution of our board of directors to restrict or exclude preemptive rights can only be taken with the consent of the majority of the non-executive directors.

        The designation of our board of directors as the body competent to restrict or exclude the preemptive rights may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to issue additional shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 20% of our total issued and outstanding share capital as at the day of that meeting. The purpose of this authorization is to allow the board of directors the general flexibility to issue additional shares as and when the need may arise or an opportunity would present itself, including to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares for the purpose of the admission to listing and trading of new ordinary shares on NASDAQ. While there is no current intention to benefit any specific person with this authorization to restrict the preemption rights of the existing shareholders, when using this authorization the board will be able to restrict the preemption rights in whole or in part, including for the benefit of specific persons. The board's ability to restrict the preemption rights in whole or in part could be used as a potential anti-takeover measure.

        Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation's certificate of incorporation.

Acquisition of Shares by the Company

        We may not subscribe for our own shares on issue. We may acquire fully paid-up shares at any time for no consideration or, if:

  •
  our shareholders' equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any statutory reserves;

  •
  we and our subsidiaries would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital; and

  •
  our board of directors has been authorized thereto by the shareholders at the General Meeting.

        As part of the authorization, the shareholders at the General Meeting must specify the number of shares that may be repurchased, the manner in which the shares may be acquired and the price range within which the shares may be acquired. A resolution of our board of directors to repurchase shares can only be taken with the consent of the majority of the non-executive directors.

        Shares held by us in our own share capital do not carry a right to any distribution. Furthermore, no voting rights may be exercised for any of the shares held by us or our subsidiaries unless such shares a are subject to the right of usufruct or to a pledge in favor of a person other than us or its subsidiaries and the voting rights were vested in the pledgee or usufructuary before us or its subsidiaries acquired such shares. Neither we nor our subsidiaries may exercise voting rights in respect of shares for which we or our subsidiaries have a right of usufruct or a pledge.

Reduction of Share Capital

        The shareholders at the General Meeting may, upon a proposal of our board of directors with the consent of the majority of the non-executive directors, resolve to reduce the issued share capital by cancelling shares or by amending the Articles of Association to reduce the nominal value of the shares. Only shares held by us or shares for which we hold the depositary receipts may be cancelled. A resolution of the shareholders at the General Meeting to reduce the number of shares must designate the shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.

Articles of Association and Dutch Law

        When we refer to our Articles of Association in this prospectus, we refer to our Articles of Association as they are in force at the date hereof.

        Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

        The shareholders at the General Meeting may resolve to amend the Articles of Association, at the proposal of our board of directors, with the consent of the majority of the non-executive directors. A resolution by the shareholders at the General Meeting to amend the Articles of Association requires a simple majority of the votes cast in a meeting in which at least half of our issued and outstanding capital is present or represented, or at least two-thirds of the votes cast, if less than half of our issued and outstanding capital is present or represented at that meeting.

        Changing the rights of any of the shareholders will require the Articles of Association to be amended.

Company's Shareholders' Register

        Subject to Dutch law, we must keep our shareholders' register accurate and up-to-date. Our board of directors keeps our shareholders' register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares.

Corporate Objectives

        Our corporate objectives are: (a) to exploit, including all activities relating to research, development, production, marketing and commercial exploitation; biological, chemical or other products, processes and technologies in the life sciences sector in general, and more specifically in the diagnostic, pharmaceutical, medical, cosmetic, chemical and agricultural sector; (b) to design and develop instruments which may be used in medical diagnosis and affiliated areas; (c) the worldwide distribution of, sale of and rendering services relating to our products and subsidiaries directly to customers as well as through third parties; (d) to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies; (e) to render advice and services to businesses and companies with which we form a group and to third parties; (f) to finance businesses and companies; (g) to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned; (h) to render guarantees, to bind us and to pledge our assets for obligations of the companies and enterprises with which we form a group and on behalf of third parties; (i) to obtain, alienate, manage and exploit registered property and items of property in general; (j) to trade in currencies, securities and items of property in general; (k) to develop and trade in patents, trademarks, licenses, know-how and other industrial property rights; and (l) to perform any and all activities of industrial, financial or commercial nature, as well as everything pertaining the foregoing, relating thereto or conductive thereto, all in the widest sense of the word.

Limitation on Liability and Indemnification Matters

        Under Dutch law, our board of directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to our company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles of Association provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of our board of directors if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of our company or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders' Meetings and Consents

General Meeting

        General meetings of shareholders are held at the place where the company has its official seat or at Schiphol, municipality Haarlemmermeer, the Netherlands. The annual General Meeting shall be held on the second Tuesday of the month of May on the hour and at the place mentioned in the convening notice. If such a date is not a business day, the annual General Meeting shall be held the first following business day. Additional extraordinary General Meetings may also be held whenever considered appropriate by our board of directors. Pursuant to Dutch law, one or more shareholders and others entitled to attend a General Meeting, who jointly represent at least one-tenth of the issued capital, may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting will be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

        General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual General Meeting, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of our board of directors, including the filling of any vacancies in our board of directors. In addition, the agenda shall include such items as have been included therein by our board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder may include an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company's strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting. On October 10, 2017, the then prospective Dutch government reached an agreement on the main policy issues for the next government term, pursuant to which the aforementioned response time of a maximum of 180 days until the day of the General Meeting will be prolonged to a maximum of 250 days until the day of the General Meeting, provided such response time does not affect the movement of capital. It is expected that the prolonged term will be enshrined in Dutch law by the Dutch legislator.

        The General Meeting is presided over by the chairperson or, if he is absent, by the vice chairperson of the board of directors. If the chairperson and the vice chairperson are absent, the non-executive directors present at the meeting shall appoint one of them to be chairperson. Board members may attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at its discretion to admit other persons to the meeting.

        The external auditor of the company shall attend the General Meeting in which the annual accounts are discussed.

        In connection with our General Meetings, ADS holders will not be treated as our shareholders and will not have shareholder rights. See "Description of Securities—ADSs."

Admission and Registration

        All shareholders, and each usufructuary and pledgee to whom the right to vote on our shares accrues, are entitled, in person or represented by a proxy authorized in writing, to attend and address the General Meeting and exercise voting rights pro rata to their shareholding. Shareholders may exercise their rights if they are the holders of our shares on the record date as required by Dutch law, which is currently the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors which date may not be earlier than the seventh day prior to the General Meeting, specifying such person's name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The convocation notice shall state the record date and the manner in which the persons entitled to attend the General Meeting may register and exercise their rights.

Quorum and Voting Requirements

        Each ordinary share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. The voting rights attached to any shares held by us are suspended as long as they are held in treasury. Nonetheless, the holders of a right of usufruct (vruchtgebruik) in shares belonging to another and the holders of a right of pledge in respect of ordinary shares held by us are not excluded from any right they may have to vote on such ordinary shares, if the right of usufruct (vruchtgebruik) or the right of pledge was granted prior to the time such ordinary share was acquired by us. We may not cast votes in respect of a share in respect of which there is a right of usufruct (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

        In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to the General Meeting. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Decisions of the General Meeting are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.

Board Members

Election of Board Members

        Under our Articles of Association, our directors are appointed by the shareholders at the General Meeting upon proposal by our board of directors.

Duties and Liabilities of Directors

        Under Dutch law, our board of directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our board of directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs of our company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our board of directors is determined (and amended, if necessary) by our board of directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

Dividends and Other Distributions

Amount Available for Distribution

        Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

        Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of our freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

        Dividends and other distributions shall be made payable not later than the date determined by our board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        We do not anticipate paying any cash dividends for the foreseeable future.

Exchange Controls

        Pursuant to Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.

        Pursuant to Dutch law, there are no exchange controls applicable to our import or export of capital, including the availability of cash and cash equivalents to us as a Dutch company.

Annual Accounts and Semi-Annual Accounts

        Our financial year is the calendar year. Within four months after the end of our financial year, our board of directors must prepare the annual accounts. It must make them available for inspection by the shareholders at our office. The annual accounts must be accompanied by an auditors' statement, an annual report, a report by our board of directors and certain other information required under Dutch law (Section 2 Title 9 of the DCC). The annual accounts, the annual report, the other information required under Dutch law (Section 2 Title 9 of the DCC) and the auditors' statement must be made available to shareholders for review from the day of the notice convening the annual General Meeting. All members of our board of directors must sign the annual accounts and if a member does not sign, the reasons for this must be stated. The annual accounts must be adopted by the General Meeting. Within two months after the end of the first six months of the financial year, our board of directors must prepare semi-annual accounts and make them publicly available. If the semi-annual accounts are audited or reviewed, the independent auditor's report must be made publicly available together with the semi-annual accounts.

Dissolution and Liquidation

        argenx SE may only be dissolved by a resolution of the shareholders at a General Meeting upon a proposal made by our board of directors with the consent of the majority of the non-executive directors. If a resolution to dissolve argenx SE is to be put to the shareholders at a General Meeting, this must in all cases be stated in the notice convening the General Meeting. If the shareholders at a General Meeting resolve to dissolve argenx SE, the members of our board of directors will be charged with the liquidation of the business of argenx SE. During liquidation, the provisions of the Articles of Association will remain in force as far as possible.

        A resolution by the shareholders at a General Meeting to dissolve argenx SE requires a two-thirds majority of the votes cast if less than half the issued and outstanding share capital is represented at the meeting.

        Any surplus remaining after settlement of all debts and liquidation costs will be distributed to the shareholders in proportion to the nominal value of their shareholdings.

Public Offer

        In accordance with Directive 2004/25/EC, each European Union member state should ensure the protection of minority shareholders by obliging any person that acquires control of a company to make an offer to all the holders of that company's voting securities for all their holdings at an equitable price.

        The Directive 2004/25/EC applies to all companies governed by the laws of a European Union member state of which all or some voting securities are admitted to trading on a regulated market in one or more European Union member states. The laws of the European Union member state in which a company has its registered office will determine the percentage of voting rights that is regarded as conferring control over that company.

        In accordance with Section 5:70 of the Dutch Financial Supervision Act (Wet op het financieel toezicht), or the DFSA, any person—whether acting alone or in concert with others—who, directly or indirectly, acquires a controlling interest in a company will be obliged to launch a mandatory public offer for all our outstanding shares. A controlling interest is deemed to exist if a (legal) person is able to exercise, alone or acting in concert, at least 30% of the voting rights in the General Meeting. An exception is made for, amongst others, shareholders who—whether alone or acting in concert with others—(i) had an interest of at least 30% of our voting rights before our shares were first admitted to trading on Euronext Brussels and who still have such an interest after such first admittance to trading, and (ii) reduce their holding to below 30% of the voting rights within 30 days of the acquisition of the controlling interest provided that (a) the reduction of their holding was not effected by a transfer of shares to an exempted party and (b) during such period such shareholders or group of shareholders did not exercise their voting rights.

        The rules under the DFSA regarding mandatory public offers apply to us because the company has its statutory seat in the Netherlands. However, as the shares are not admitted to trading on a regulated market in the Netherlands but are admitted to trading on Euronext Brussels and the ADSs will be admitted to trading on Nasdaq, the Dutch Decree on public offers (Besluit openbare biedingen Wft) will only apply in relation to matters relating to information to be provided to trade unions and employees and company law matters, including the convocation of a General Meeting in the event of a public offer and a position statement by our board of directors. In case of a mandatory public offer, the provisions regarding the offered consideration and the bid procedure will be governed by Belgian law pursuant to article 4§1, 3° of the Belgian law dated April 1, 2007 on public takeover bids. Pursuant to article 53 of the implementing Royal Decree, a mandatory public offer on our shares must be launched at a price equal to the higher of (i) the highest price paid by the offeror or persons acting in concert with it for the acquisition of shares during the last 12 months and (ii) the weighted average trading prices during the last 30 days before the obligation to launch a mandatory public offer was triggered. The price can be in cash or in securities. However, if the securities that are offered as consideration are not liquid securities that are traded on a regulated market or if the offeror or persons acting in concert with it have acquired shares for cash in the last 12 months, a cash alternative has to be offered.

        No takeover bid has been instigated by third parties in respect of our equity during the previous financial year and the current financial year.

Squeeze Out Procedures

        Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for his own account holds at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof te Amsterdam), or the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

        In addition, pursuant to Section 359c, Book 2 of the Dutch Civil Code, following a public offer, a holder of at least 95% of our issued share capital and voting rights has the right to require the minority shareholders to sell their shares to it. Any such request must be filed with the Enterprise Chamber within three months after the end of the acceptance period of the public offer. Conversely, pursuant to article 2:359d of the Dutch Civil Code each minority shareholder has the right to require the holder of at least 95% of our issued share capital and voting rights to purchase its shares in such case. The minority shareholder must file such claim with the Enterprise Chamber within three months after the end of the acceptance period of the public offer.

Market Abuse Rules

        As of July 3, 2016, setting aside previously applicable national legislation in the European Union member states, the Market Abuse Regulation (Regulation (EU) No 596/2014), or MAR, provides for specific rules intended to prevent market abuse, such as prohibitions on insider trading, divulging inside information and tipping and market manipulation. The company, the members of our board of directors and other insiders and persons performing or conducting transactions in the company's financial instruments, as applicable, will be subject to the insider trading prohibition, the prohibition on divulging inside information and tipping and the prohibition on market manipulation. In certain circumstances, the company's investors may also be subject to market abuse rules.

        Inside information is any information of a precise nature relating (directly or indirectly) to us, or to our shares or other financial instruments, which information has not been made public and which, if it were made public, would be likely to have a significant effect on the price of the shares or the other financial instruments or on the price of related derivative financial instruments.

        Pursuant to the MAR, a person is prohibited to possess inside information and use that information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, our shares and other financial instruments to which that information relates (which is considered to be insider dealing). The use of inside information by cancelling or amending an order concerning our shares or other financial instruments to which the information relates where the order was placed before the person concerned possessed the inside information, is also prohibited. In addition, a person is also prohibited to recommend another person to engage in insider dealing, or induce another person to engage in insider dealing, which arises where the person possesses inside information and (a) recommends, on the basis of that information, that another person acquires or disposes of our shares or other financial instruments to which that information relates, or induces that person to make such an acquisition or disposal or (b) recommends, on the basis of that information, that another person cancels or amends an order concerning our shares or other financial instruments to which that information relates, or induces that person to make such a cancellation or amendment.

        The company will be under an obligation to make any inside information immediately public. However, the company may, on its own responsibility, delay the publication of inside information if it can ensure the confidentiality of the information. Such deferral is only possible if the publication thereof could damage the company's legitimate interests and if the deferral does not risk misleading the market. If the company wishes to use this deferral right it needs to inform the Belgian Financial Services and Markets Authority thereof after the information is disclosed to the public and provide a written explanation of how the conditions for deferral were met, immediately. The company will be subject to Belgian law and MAR regarding the publication of inside information.

        Directors, other persons discharging managerial responsibilities and persons closely associated with them are covered by the MAR notification obligations. Directors and other persons discharging managerial responsibilities as well as persons closely associated with them, must notify the AFM of every transaction conducted on their own account relating to the shares or debt instruments of the company, or to derivatives or other financial instruments linked to those shares or debt instruments. Notification must be made within three working days after the date of the transaction. Under MAR, no notification of a transaction needs to be made until transactions in a calendar year by that director, persons discharging managerial responsibilities or persons closely associated with them exceed a threshold of €5,000 (without netting). Once the threshold has been reached, all transactions will need to be notified, regardless of amount and wherever concluded.

        Non-compliance with these reporting obligations could lead to criminal penalties, administrative fines and cease-and-desist orders (and the publication thereof), imprisonment or other sanctions.

Transparency Directive

        We are a European public company with limited liability (Societas Europaea or SE) incorporated and existing under the laws of the Netherlands. The Netherlands is our home European Union member state (lidstaat van herkomst) for the purposes of Directive 2004/109/EC, or the Transparency Directive as amended by Directive 2010/73/EU, as a consequence of which we will be subject to the DFSA in respect of certain ongoing transparency and disclosure obligations. In addition, as long as our shares are listed on Euronext Brussels and the ADSs on Nasdaq, we are required to disclose any regulated information which has been disclosed pursuant to the DFSA as well in accordance with the Belgian Act of May 2, 2007, the Belgian Royal Decree of November 14, 2007 and Nasdaq listing rules.

        We must publish our annual accounts within four months after the end of each financial year and our half-yearly figures within two months after the end of the first six months of each financial year. Within five calendar days after adoption of our annual accounts, we must file our adopted annual accounts with the AFM.

        Pursuant to the DFSA, we will be required to make public without delay any change in the rights attaching to our shares or any rights to subscribe our shares.

Dutch Financial Reporting Supervision Act

        Pursuant to the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), the DFRSA, the AFM supervises the application of financial reporting standards by companies whose official seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.

        Pursuant to the DFRSA, the AFM has an independent right to (i) request an explanation from us regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt the our financial reporting meets such standards and (ii) recommend to us that we make available further explanations and files these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (a) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (b) prepare our financial reports in accordance with the Enterprise Chamber's instructions.

Our Obligations and Obligations of our Shareholders and Directors to Notify Holders of Shares and Voting Rights

        Pursuant to chapter 5.3 of the DFSA, any person who, directly or indirectly, acquires or disposes of an actual or potential capital interest or voting rights in the company must immediately give written notice to the AFM of such acquisition or disposal if, as a result of such acquisition or disposal, the percentage of capital interest and/or voting rights held by such person reaches, exceeds or falls below the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%.

        For the purpose of calculating the percentage of capital interest or voting rights, the following interests must be taken into account: (i) shares and/or voting rights directly held (or acquired or disposed of) by any person; (ii) shares or voting rights held (or acquired or disposed of) by such person's controlled entities or by a third party for such person's account; (iii) voting rights held (or acquired or disposed of) by a third party with whom such person has concluded an oral or written voting agreement; (iv) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights in consideration for a payment; (v) shares which such person, or any controlled entity or third party referred to above, may acquire pursuant to any option or other right to acquire shares; (vi) shares which determine the value of certain cash settled financial instruments such as contracts for difference and total return swaps; (vii) shares that must be acquired upon exercise of a put option by a counterparty; and (viii) shares which are the subject of another contract creating an economic position similar to a direct or indirect holding in those shares.

        Controlled entities (gecontroleerde ondernemingen) within the meaning of the DFSA do not themselves have notification obligations under the DFSA as their direct and indirect interests are attributed to their (ultimate) parent. If a person who has a 3% or larger interest in the company's share capital or voting rights ceases to be a controlled entity it must immediately notify the AFM and all notification obligations under the DFSA will become applicable to such former controlled entity.

        Special rules apply to the attribution of shares and/or voting rights which are part of the property of a partnership or other form of joint ownership. A holder of a pledge or right of usufruct in respect of shares can also be subject to notification obligations, if such person has, or can acquire, the right to vote on the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger notification obligations as if the pledgee or beneficial owner were the legal holder of the shares and/or voting rights.

        Furthermore, when calculating the percentage of capital interest a person is also considered to be in possession of shares if (i) such person holds a financial instrument the value of which is (in part) determined by the value of the shares or any distributions associated therewith and which does not entitle such person to acquire any shares, (ii) such person may be obliged to purchase shares on the basis of an option, or (iii) such person has concluded another contract whereby such person acquires an economic interest comparable to that of holding a share.

        Under the DFSA, we are required to notify the AFM promptly of any change of 1% or more in our issued and outstanding share capital or voting rights since the previous notification. Other changes in our issued and outstanding share capital or voting rights must be notified to the AFM within eight days after the end of the quarter in which the change occurred. If a person's capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in our issued and outstanding share capital or voting rights, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification as described above.

        Every holder of 3% or more of our share capital or voting rights who, in relation to its previous notification, reaches, exceeds or falls below any of the above mentioned thresholds as a consequence of a different composition by means of an exchange or conversion into shares or the exercise of rights pursuant to an agreement to acquire voting rights, must notify the AFM at the latest within four trading days.

        Furthermore, each director must notify the AFM of each change in the number of shares he or she holds and of each change in the number of votes he or she is entitled to cast in respect of our issued and outstanding share capital, immediately after the relevant change.

        The AFM does not issue separate public announcements of the notifications. It does, however, keep a public register of and publishes all notifications made pursuant to the DFSA at its website (www.afm.nl). Third parties can request to be notified automatically by email of changes to the public register in relation to a particular company's shares or a particular notifying party.

        Non-compliance with these notification obligations is an economic offence and may lead to criminal prosecution. The AFM may impose administrative penalties for non-compliance, and the publication thereof. In addition, a civil court can impose measures against any person who fails to notify or incorrectly notifies the AFM of matters required to be notified. A claim requiring that such measures be imposed may be instituted by us, or by one or more of our shareholders who alone or together with others represent at least 3% of our issued and outstanding share capital of or voting rights. The measures that the civil court may impose include:

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  an order requiring the person with a duty to disclose to make the appropriate disclosure;

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  suspension of the right to exercise the voting rights by the person with a duty to disclose for a period of up to three years as determined by the court;

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  voiding a resolution adopted by the shareholders at the General Meeting, if the court determines that the resolution would not have been adopted but for the exercise of the voting rights of the person with a duty to disclose, or suspension of a resolution adopted by the shareholders at the General Meeting until the court makes a decision about such voiding; and

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  an order to the person with a duty to disclose to refrain, during a period of up to five years as determined by the court, from acquiring shares or voting rights in the company.

        Shareholders are advised to consult with their own legal advisors to determine whether the notification obligations apply to them.

        Pursuant to the DCGC and in accordance with the rules intended to prevent market abuse, on July 3, 2016, we adopted, and prior to the closing of this offering we intend to update, an insider trading policy in respect of the holding of and carrying out of transactions by board members and employees in our shares or in financial instruments the value of which is determined by the value of our shares. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions which can be imposed in the event of a violation of those rules.

Short Positions

Net Short Position

        Pursuant to European Union regulation No. 236/2012, each person holding a net short position attaining 0.2% of our issued share capital of must report it to the AFM. Each subsequent increase of this position by 0.1% above 0.2% will also have to be reported. Each net short position equal to 0.5% of our issued share capital and any subsequent increase of that position by 0.1% will be made public via the AFM short selling register. To calculate whether a natural person or legal person has a net short position, their short positions and long positions must be set off. A short transaction in a share can only be contracted if a reasonable case can be made that the shares sold can actually be delivered, which requires confirmation of a third party that the shares have been located. The notification shall be made no later than 15:30 CET on the following trading day.

Gross Short Position

        Furthermore, each person holding a gross short position in relation to our issued share capital that reaches, exceeds or falls below one of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%, must immediately give written notice to the AFM.

        If a person's gross short position reaches, exceeds or falls below one of the abovementioned thresholds as a result of a change in our issued share capital, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification in the public register of the AFM.

        The AFM keeps a public register of the short selling notifications. Shareholders are advised to consult with their own legal advisors to determine whether any of the above short selling notification obligations apply to them.

Group Structure

        argenx SE is the top entity in our group. argenx SE is the sole shareholder of argenx BVBA, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of Belgium, having its registered seat in Zwijnaarde, Belgium. argenx BVBA is the sole shareholder of argenx US, Inc., a Delaware corporation.

        Until December 31, 2016, argenx SE was the sole shareholder in argenx 110 B.V., argenx 111 B.V., argenx 113 B.V. and argenx 115 B.V, each of which was a company with limited liability incorporated under the laws of the Netherlands. These entities were merged into argenx SE, effective as of December 31, 2016.

        argenx SE has no indirect subsidiaries.

        argenx SE holds a small minority stake of 1% in Bird Rock Bio, a company incorporated under the laws of Delaware with its registered seat in La Jolla, CA, United States.

        argenx SE holds a small minority stake of 15% of the fully-diluted equity securities in FairJourney, a company incorporated under the laws of Portugal with its registered seat in Água Longa, Portugal.

Comparison of Dutch Corporate Law, our Articles of Association and Board By-Laws and U.S. Corporate Law

        The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Because these statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

Corporate Governance

Duties of Board Members

        The Netherlands.    We have a one-tier board structure consisting of our executive directors and non-executive directors.

        Under Dutch law, our board of directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our board of directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs in the company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our board of directors is determined (and amended, if necessary) by our board of directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest.

        Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

        An executive director may not be allocated the tasks of: (i) serving as chairperson of our board of directors; (ii) determining the remuneration of the executive directors; or (iii) nominating directors for appointment. An executive director may not participate in the adoption of resolutions (including any deliberations in respect of such resolutions) relating to the remuneration of executive directors. Certain resolutions of our board can only be adopted with the consent of a majority of the non-executive directors.

Board of Directors Resolutions Requiring a Special Majority

        Under the Board By-Laws, the following actions require the consent of the majority of the non-executive directors:

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  Any proposal of our board of directors to the General Meeting with respect to the matters entailing a significant change in the identity or character of the company or its business as referred to in Section 2:107A of the Dutch Civil Code;

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  Any proposal of our board of directors to the General Meeting with respect to the dissolution, liquidation or winding up of the company;

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  Any proposal of our board of directors to the General Meeting with respect to an amendment of the Articles of Association;

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  Any proposal of our board of directors to the General Meeting with respect to an issue of shares in our capital or to grant rights to subscribe for shares in our capital or to designate our board of directors as the corporate body authorized to do so as well as a resolution of our board of directors to issue shares or to grant rights to subscribe for our shares;

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  Any proposal of our board of directors to the General Meeting with respect to the exclusion or restrictions of preemptive rights to subscribe for shares in our capital or to rights to subscribe for shares in our capital or to designate our board of directors as the corporate body authorized to do so as well as a resolution of our board of directors to restrict or exclude preemptive rights;

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  Acquisition of our own shares;

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  Any proposal of our board of directors to the General Meeting with respect to a reduction of share capital;

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  Any change to our accounting policies;

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  Adoption of as well as any changes to our reserves and dividends policy, as well as any proposal of our board of directors to the General Meeting for the payment of any dividends, an interim distribution as referred to in the first sentence of article 20, paragraph 6 of the Articles of Association, or any distribution out of our reserves;

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  Adoption of our annual budget and the group to which we form a part, which shall include an investment plan and a financing plan, as well as any update or other change to the adopted annual budget;

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  Otherwise than in accordance with the adopted annual budget, subscribing or otherwise acquiring, or disposing of securities in the capital of other companies, or establishing any new branch or subsidiary as well as dissolving, liquidating, winding-up any such branch or subsidiary;

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  Otherwise than in accordance with the adopted annual budget, incurring any debt, issuing any guarantees, making any loan or advances or giving any credit;

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  Otherwise than in accordance with the adopted annual budget, the assignment or other sale of patents or other intellectual property other than the grant of non-exclusive licenses in the ordinary course of business;

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  Expenses, investments and divestments other than in accordance with the adopted annual budget;

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  Disposing of or acquiring any asset (including intellectual property rights) other than in accordance with the approved annual budget;

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  Adoption and amendment of an employee stock option plan as well as the increase of the number of shares in the capital, or to whom stock options can be granted and the conditions of the stock options under any existing employee stock incentive plan;

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  Establishing pension plans and granting pension rights in excess of those arising from existing arrangements;

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  Hiring and determining terms of employment, or changing any existing terms of employment, of key personnel, senior company officers or any other personnel with a gross salary (including bonus but excluding options) in excess of €150,000 per year;

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  Conducting any litigation on behalf of the company other than in relation to the collection of debts, and taking measures which cannot be delayed, and making settlements;

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  Directly or indirectly entering into any agreements, contracts or arrangements which are not of an at arm's length nature and the entering into an arrangement or agreement with (including, without limitation, an individual related to) a shareholder of the company, executive director or non-executive director; and

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  Changing the business location of the company.

        Our board of directors may designate further resolutions which also require the consenting vote of a majority of the non-executive directors. These further resolutions must be clearly specified and in writing.

        Resolutions of the board of directors entailing a significant change in the identity or character of the company or its business require the approval of the shareholders at the General Meeting. This includes in any case: (i) the transfer to a third party of the business of the company or practically the entire business of the company; (ii) the entry into or breaking off of any long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner of a general partnership or limited partnership, where such entry or breaking off is of far-reaching importance to the company; or (iii) the acquisition or disposal by the company or a subsidiary of an interest in the capital of a company with a value of at least one-third of the company's assets according to the consolidated balance sheet with explanatory notes included in the last adopted annual accounts of the company. Failure to obtain the approval of the shareholders at the General Meeting for these resolutions of the board of directors does not affect the power of representation of the board of directors.

        The board of directors as a whole is authorized to represent the company. In addition, two executive directors acting jointly are also authorized to represent the company. Our board of directors may appoint individuals (procuratiehouders) with general or limited power to represent the company. Each of these individuals shall be able to represent the company with due observance of any restrictions imposed on him. Our board of directors shall determine their titles.

        Tasks that have not been specifically allocated fall within the power of our board of directors as a whole. All directors remain collectively responsible for proper management regardless of the allocation of tasks.

        The executive directors and the non-executive directors may adopt legally valid resolutions with regard to matters that fall within the scope of their respective duties. Our board of directors may only adopt resolutions when the majority of the relevant directors in office shall be present or represented, with a simple voting majority of the votes cast, which is 50% plus one.

        Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Board Member Terms

        The Netherlands.    Pursuant to the Articles of Association, a member of our board of directors shall retire not later than on the day on which the first General Meeting is held following lapse of four years since his appointment. A retiring member of our board of directors may be re-appointed.

        Under Dutch law, the shareholders at the General Meeting have the authority to suspend or remove members of our board of directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our board of directors. A suspension by our board of directors may be discontinued by the shareholders at the General Meeting at any time.

        Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a "classified" board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve, unless stated otherwise in the certificate of incorporation or bylaws.

Board Member Vacancies

        The Netherlands.    Under Dutch law, the shareholders at the General Meeting appoint the members of our board of directors. For each seat on our board of directors to be filled, our board of directors shall make one or more proposals. A resolution to appoint a member of our board of directors nominated by our board of directors may be adopted by a simple majority of the votes cast. A nomination for appointment of an executive director must state the candidate's age and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our board of directors. The nomination must state the reasons for the nomination of the relevant person. A nomination for appointment of a non-executive director must state the candidate's age, his or her profession, the number of shares he or she holds and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our board of directors. Furthermore, the names of the legal entities of which he or she is already a supervisory board member or a non-executive member of the board shall be indicated; if those include legal entities which belong to the same group, a reference to that group will be sufficient. The nomination must state the reasons for the nomination of the relevant person.

        Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

        The Netherlands.    Directors will immediately report any (potential) direct or indirect personal interest in a matter which is conflicting with the interests of the company and the business connected with it to the chairperson of our board of directors and to the other directors and will provide all relevant information, including information concerning their spouse, registered partner or other partner, foster child and relatives by blood or marriage up to the second degree as defined under Dutch law. The non-executive directors shall decide, without the director concerned being present, whether there is a conflict of interest. A conflict of interest in relation to a director in any event exists if we intend to enter into a transaction with a legal entity (i) in which such director personally has a material financial interest, (ii) which has an executive director or a member of the management board who is related under family law to such director or (iii) in which such director has an executive or non-executive position. An executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the executive directors, the non-executive directors will resolve on the matter. A non-executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the non-executive directors or our board of directors as a whole, the shareholders at a General Meeting will resolve on the matter. A director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by our board of directors a whole, the shareholders at a General Meeting will resolve on the matter. All transactions in which there are conflicts of interest with directors shall be agreed on terms that are customary in the sector concerned. Decisions to enter into transactions in which there are conflicts of interest with directors that are of material significance to us or to the relevant director require the approval of the non-executive directors. All transactions between us and legal or natural persons who hold at least one tenth of our shares shall be agreed on terms that are customary in the sector in which we and our combined businesses are active. The non-executive directors are required to approve such transactions that are of a material significance to us or to such persons.

        Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

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  the material facts as to the director's relationship or interest are disclosed and a majority of disinterested directors consent;

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  the material facts are disclosed as to the director's relationship or interest and a majority of shares entitled to vote thereon consent; or

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  the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Board Members

        The Netherlands.    A non-executive director may issue a proxy for a specific board meeting but only to other non-executive directors in writing. An executive director may issue a proxy for a specific board meeting but only to other executive directors in writing.

        Delaware.    A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

Shareholder Rights

        Our ADS holders are not treated as our shareholders and will not have shareholder rights. ADS holder rights are limited to those under the deposit agreement. See "Description of Securities—ADSs."

Voting Rights

        The Netherlands.    In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at the General Meeting. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

        Shareholders may exercise their rights at a General Meeting if they are the holders of our shares on the record date as required by Dutch law, which is currently the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors (which date was for the previous General Meetings set on the seventh day prior to the relevant General Meeting), specifying such person's name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

        Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

        Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

        The Netherlands.    Pursuant to our Articles of Association, extraordinary General Meetings will be held whenever our board of directors deems such to be necessary. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting could be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by Court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

        Also, the agenda for a General Meeting shall include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company's strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting.

        Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC's proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation's securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

        The Netherlands.    Our Articles of Association do not provide for the possibility that shareholders' resolutions can also be adopted in writing without holding a meeting of shareholders. Although permitted by Dutch law, for a listed company, this method of adopting resolutions is not feasible.

        Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

        The Netherlands.    The concept of appraisal rights is not known as such under Dutch law.

        However, pursuant to Dutch law a shareholder who for his own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

        Furthermore, in accordance with the Directive (EU) 2017/1132 of the European Parliament and the Council of June 14, 2017 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another European Union member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the cross-border merger.

        Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.

        Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder's shares, in connection with certain mergers and consolidations.

Shareholder Suits

        The Netherlands.    In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in case cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder such shareholder has an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

        Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

        The Netherlands.    Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its Articles of Association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, we may repurchase fully paid shares in our own capital if (i) such repurchase would not cause our shareholders' equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law, (ii) we (including our subsidiaries) would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital and (iii) our board of directors has been authorized thereto by the shareholders at the General Meeting.

        An authorization by the shareholders at the General Meeting to our board of directors for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.

        No authorization of the shareholders at the General Meeting is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

        Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover Provisions

        The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors.

        Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

        Section 203 of the Delaware General Corporation Law prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation's voting stock, within three years after the person becomes an interested stockholder, unless:

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  the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

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  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

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  after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

        A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

        The Netherlands.    The board of directors provides the shareholders at the General Meeting in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the board of directors invokes an overriding interest, it must give reasons.

        Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation's books and records during the corporation's usual hours of business.

Removal of Board Member

        The Netherlands.    The shareholders at a General Meeting have the authority to suspend or remove members of our board of directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our board of directors. A suspension by our board of directors may be discontinued by the shareholders at a General Meeting at any time.

        Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

        The Netherlands.    Under Dutch law, in the event of an issuance of ordinary shares or upon a grant of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or the issue of shares to persons exercising a previously granted right to subscribe for shares). A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Under our Articles of Association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the shareholders at the General Meeting upon proposal of our board of directors with the consent of the majority of the non-executive directors.

        Our board of directors, with the consent of the majority of the non-executive directors, may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the shareholders at the General Meeting. Such designation can be granted for a period not exceeding five years. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directions as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

        Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

        The Netherlands.    Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

        Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of its freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

        Dividends and other distributions shall be made payable not later than the date determined by our board of directors. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.

Shareholder Vote on Certain Reorganizations

        The Netherlands.    Under Dutch law, the shareholders at the General Meeting must approve resolutions of our board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes:

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  a transfer of the business or virtually the entire business to a third party;

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  the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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  the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its statement of financial position and explanatory notes or, if the company prepares a consolidated statement of financial position, according to its consolidated statement of financial position and explanatory notes in the last adopted annual accounts of the company.

        Under Dutch law, a shareholder who, for its own account, owns shares representing at least 95% of the nominal value of a company's issued share capital may institute proceedings against the company's other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of experts who will offer an opinion to the Enterprise Chamber on the value of the shares.

        Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

        Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Board Members

        The Netherlands.    Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board members. Such remuneration policy shall be adopted by the shareholders at the General Meeting upon the proposal of the non-executive directors. The remuneration of the individual members of the board of directors shall be determined by the non-executive directors, at the recommendation of the remunerations and nominations committee, within the limits of the remuneration policy adopted by the shareholders at the General Meeting. With respect to remuneration schemes in the form of shares or rights to shares is submitted by the board to the shareholders at the General Meeting for their approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to our board of directors and the criteria for granting or amendment.

        Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Dutch Corporate Governance Code

        As a Dutch company we are subject to the DCGC. On December 8, 2016, the monitoring committee for the DCGC has published the revised DCGC, which is in force as of the financial year starting on or after January 1, 2017 and replaces the DCGC dated December 10, 2008 which was in force as of January 1, 2009 until December 31, 2016. On September 7, 2017, the revised DCGC was formally enshrined in Dutch law by the Dutch legislator as of January 1, 2018.

        The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report.

        We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on Nasdaq.

        The discussions below summarize the most important differences between our expected governance structure following this offering and the principles and best practices of the DCGC that has come into force as of the financial year starting on or after January 1, 2017:

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  We do not comply with best practice provision 2.1.5 of the DCGC, which requires that the non-executive directors shall draw up a diversity policy for the composition of the board. We aim for a diverse composition with respect to nationality, experience, background, age and gender, which objective has also been included in our profile of the size and composition of the non-executive directors.

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  We do not comply with best practice provision 2.3.2 of the DCGC, which requires that the non-executive directors will appoint among its members an audit committee, a remuneration committee and a selection and appointment committee, if the board of directors consists of more than four non-executive directors. For practical purposes, the remuneration committee and the selection and appointment committee are combined into the remuneration and nomination committee, which performs the tasks attributed by the DCGC to the remuneration committee, as well as the selection and appointment committee.

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  We do not comply with best practice provision 2.4.5 of the DCGC, which requires that the non-executive directors will follow an introductory program. The non-executive directors all have extensive relevant experience in the field the company operates in, and/or have substantial experience with the company. Therefore, an introductory program has until the date of this annual report not been deemed necessary. However, when in the future new non-executive directors will join the board of directors, the company will re-evaluate the need for such introductory program.

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  We do not comply with best practice provision 3.1.2 under vii of the DCGC, which states that options are not to be exercised within the first three years after the date of granting. Pursuant to our option plan, options are exercisable once vested, which means that one-third of the options granted are exercisable after one year, and each month after one-twenty-fourth of the remaining options is exercisable. The company deviates from this best practice provision 3.1.2 under vii to allow for a more liquid and hence more competitive option plan. In order to contribute to the long term value creation of the company, options have a three year vesting period and hence any option package granted cannot be fully exercised within a three-year term. Until the date of this prospectus, none of the directors have exercised any options within the first three years after the date of grant of those options.

Limitations on the Right to Own Securities

        Neither Dutch law nor our Articles of Association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

DESCRIPTION OF SECURITIES

        We or our selling securityholders may offer ordinary shares, ordinary shares represented by ADSs, warrants, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

ADSs

        A description of our ordinary share ADSs, each of which represents one of our ordinary shares, can be found in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Ordinary Shares

        See "Description of Share Capital" for a description of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our Articles of Association and the Dutch Corporate Governance Code. Because such description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled "Where You Can Find More Information."

Warrants

        We may issue warrants for the purchase of our ordinary shares and/or ordinary shares represented by ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any terms relating to the modification of the warrants;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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  any other specific terms of the warrants.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Units

        We may issue, in one or more series, units consisting of ordinary shares, ordinary shares represented by ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

        We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Dutch law, certain aspects of the debt securities may be governed by compulsory provisions of Dutch law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

        The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as "subsequent filings." The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Dutch tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

        We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

        You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

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  the designation, aggregate principal amount and authorized denominations;

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  the issue price, expressed as a percentage of the aggregate principal amount;

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  the maturity date;

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  the interest rate per annum, if any;

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  the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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  any optional or mandatory sinking fund provisions or exchangeability provisions;

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  the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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  whether the debt securities will be our senior or subordinated securities;

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  whether the obligations under the debt securities will be our secured or unsecured obligations;

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  the applicability and terms of any guarantees;

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  the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

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  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

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  if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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  any events of default not set forth in this prospectus;

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  the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

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  if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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  whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

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  if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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  if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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  any restrictive covenants or other material terms relating to the debt securities;

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  whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

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  any listing on any securities exchange or quotation system;

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  additional provisions, if any, related to defeasance and discharge of the debt securities; and

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  any other special features of the debt securities.

        Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

        Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

        Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

        We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

        We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

        Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

  •
  our ability to incur either secured or unsecured debt, or both;

  •
  our ability to make certain payments, dividends, redemptions or repurchases;

  •
  our ability to create dividend and other payment restrictions affecting our subsidiaries;

  •
  our ability to make investments;

  •
  mergers and consolidations by us or our subsidiaries;

  •
  sales of assets by us;

  •
  our ability to enter into transactions with affiliates;

  •
  our ability to incur liens; and

  •
  sale and leaseback transactions.

Modification and Waiver

Modification of the Indentures

        We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

  (1)
  changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

  (3)
  reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

  (4)
  waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

  (5)
  makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

  (6)
  makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

  (7)
  waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms of our debt securities may be modified without the consent of the holders.

Events of Default

        We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

  •
  default in any payment of interest when due which continues for 30 days;

  •
  default in any payment of principal or premium at maturity;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

  •
  default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

  •
  events of bankruptcy, insolvency or reorganization.

        An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

        There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

        We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

        We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

        Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

        The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

        We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

        We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

 USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

 TAXATION

U.S. Federal Income Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares (including those represented by ADSs). The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Non-U.S. Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Dutch tax consequences that may be relevant to prospective investors in our ordinary shares (including those represented by ADSs). The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a European public company with limited liability (Societas Europaea or SE) incorporated under the laws of the Netherlands. Substantially all of our assets are located outside the United States. The majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

        The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court as it deems appropriate. The Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon, provided that: (i) the U.S. court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court being in compliance with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfills the conditions necessary for it to be given binding effect in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

        Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.

        Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

 LEGAL MATTERS

        Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to Dutch law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Freshfields Bruckhaus Deringer LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

 EXPERTS

        The financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Accountants B.V. are located at Wilhelminakade 1, 3072 AP Rotterdam, the Netherlands.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.

        We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we intend to report our results of operations voluntarily on a quarterly basis.

        You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.argenx.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring to those documents; and

  •
  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

        The information that we incorporate by reference is an important part of this prospectus.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate herein by reference:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2017;

  •
  our reports on Form 6-K furnished to the SEC on March 1, 2018; March 16, 2018; March 22, 2018; March 26, 2018; April 9, 2018; April 12, 2018; April 24, 2018; and May 9, 2018;

  •
  the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 16, 2017 (File No. 001-38097), including any subsequent amendments or reports filed for the purpose of updating such description; and

  •
  any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

        You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Willemstraat 5, 4811 AH, Breda, the Netherlands, Tel. No.: +32 9 310 34 00.

        Our Annual Report on Form 20-F for the year ended December 31, 2017 and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus and any supplement to this prospectus, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2017.

        You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Under Dutch law, our board of directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to our company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles of Association provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of our board of directors if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of our company or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

        In connection with our initial U.S. public offering, we entered into indemnification agreements with each of our non-executive directors and each member of our executive management.

        In the underwriting agreements we entered into in connection with our May 2017 initial U.S. public offering and December 2017 U.S. follow-on offering, the underwriters agreed to indemnify, under certain conditions, us, the members of our board of directors and persons who control our company within the meaning of the Securities Act against certain liabilities, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in our registration statement and certain other disclosure documents.

Item 9.    Exhibits

        A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

  (5)
  (i) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

4.1		Articles of Association, as amended (English translation), incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form F-1/A (File No. 333-217417) filed with the SEC on May 4, 2017.

4.2		Form of Deposit Agreement and Form of American Depositary Receipt, incorporated by reference to Exhibits 4.1 and 4.2 to the Registrant's Registration Statement on Form F-1/A (File No. 333-217417) filed with the SEC on May 16, 2017.

4.3	*	Form of Warrant Agreement (including Warrant Certificate).

4.4	*	Form of Unit Agreement.

4.5		Form of Senior Indenture.

4.6		Form of Subordinated Indenture.

5.1		Opinion of Goodwin Procter LLP.

5.2		Opinion of Freshfields Bruckhaus Deringer LLP.

12.1		Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Deloitte Accountants B.V.

23.2		Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.3		Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.2).

24.1		Powers of Attorney (included on signature page).

25.1	**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2	**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Breda, the Netherlands on June 1, 2018.

ARGENX SE
By:	/s/ TIM VAN HAUWERMEIREN Tim Van Hauwermeiren Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors, officers and/or authorized representative in the United States of argenx SE, hereby severally constitute and appoint Tim Van Hauwermeiren and Eric Castaldi, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of argenx SE, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 1, 2018.

Signature	Title

/s/ TIM VAN HAUWERMEIREN Tim Van Hauwermeiren	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ERIC CASTALDI Eric Castaldi	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ PETER K.M. VERHAEGHE, PH.D. Peter K.M. Verhaeghe, Ph.D.	Chairperson of the Board
/s/ DAVID L. LACEY, M.D. David L. Lacey, M.D.	Director

Signature			Title

/s/ WERNER LANTHALER, PH.D. Werner Lanthaler, Ph.D.			Director (and Vice Chairperson)
/s/ J. DONALD DEBETHIZY, PH.D. J. Donald deBethizy, Ph.D.			Director
/s/ PAMELA KLEIN, M.D. Pamela Klein, M.D.			Director
/s/ A.A. ROSENBERG A.A. Rosenberg			Director
/s/ JAMES DALY James Daly			Director
Puglisi & Associates
By:	/s/ DONALD J. PUGLISI		Authorized Representative in the United States
	Name:	Donald J. Puglisi
	Title:	Managing Director